MOORE & ASSOCIATES, CHARTERED

        ACCOUNTANTS AND ADVISORS

                        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-2 of Promodoeswork.com, Inc., of our report dated October 4, 2007 on our audit of the financial statements of Promodoeswork.com, Inc. as of June 30, 2007, and the related statements of operations, stockholders' equity and cash flows since inception on January 24, 2007 through June 30, 2007, and the reference to us under the caption "Experts."

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

November 2, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501